EMPLOYERS REINSURANCE CORPORATION

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT


ARTICLE                                                                     PAGE
-------                                                                     ----

I                 BUSINESS COVERED                                             2
II                TERM                                                         2
III               TERRITORY                                                    3
IV                EXCLUSIONS                                                   3
V                 COVERAGE AND AGGREGATE LIMIT                                 4
VI                DEFINITIONS                                                  5
VII               NET RETAINED LINES                                           9
VIII              REINSURANCE LAYER PREMIUMS, PROPERTY                         9
                  CATASTROPHE PREMIUMS, NON-PROPERTY
                  CATASTROPHE ULTIMATE NET LOSS PREMIUMS,
                  SPECIAL RETURN PREMIUM, SPECIAL FEE AND
                   REINSURER'S MARGIN
IX                CEDING COMMISSION                                           13
X                 MAINTENANCE FEES                                            13
XI                CURRENCY                                                    14
XII               TAXES                                                       14
XIII              ACCOUNTS, REMITTANCES AND LOSS SETTLEMENTS                  14
XIV               FUNDS WITHHELD PROFIT SHARING ACCOUNT                       16
XV                INTEREST CREDIT                                             17
XVI               EXCESS OF POLICY LIMITS                                     17
XVII              EXTRA CONTRACTUAL OBLIGATIONS                               18
XVIII             OFFSET                                                      18
XIX               COMMUTATION                                                 19
XX                PROFIT SHARING                                              20
XXI               CHANGE IN ADMINISTRATIVE PRACTICES/                         20
                   CHANGE IN OWNERSHIP
XXII              ERRORS AND OMISSIONS                                        20
XXIII             ACCESS TO RECORDS                                           21
XXIV              INSOLVENCY                                                  21
XXV               ARBITRATION                                                 22
XXVI              LOSS RESERVE FUNDING                                        22
XXVII             GOVERNING LAW                                               24
XXVIII            INTERMEDIARY                                                24

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                                    issued to

                        EMPLOYERS REINSURANCE CORPORATION
                              Overland Park, Kansas

                   (hereinafter referred to as the "Company")

                                       by

             NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
                            Pittsburgh, Pennsylvania

                  (hereinafter referred to as the "Reinsurer")



                                    ARTICLE I
                                    ---------

BUSINESS COVERED
----------------

This Agreement is to indemnify the Company with respect to the Subject Ultimate Net Losses which may accrue to the Company as a result of losses occurring during the Term and claims made on claims made form underlying coverages during the Term, all as per underlying policies and binders of insurance, facultative certificates and programs of Reinsurance Agreements (hereinafter referred to as "Subject Business") as respects all classes of business underwritten by the Company, including the six 2001 accident year whole account aggregate excess of loss coverages written by the Company in respect of the Company's Affiliated Companies, as listed in Article VI, Definition J., except for business excluded in Article IV, Exclusions, all subject to the terms and conditions of this Agreement.

                                   ARTICLE II
                                   ----------

TERM
----

This Agreement shall be effective from January 1, 2001 through December 31, 2001, both days inclusive.

Should this Agreement expire while a loss covered hereunder is in progress, the Reinsurer shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the loss in progress.



                                   ARTICLE III
                                   -----------

TERRITORY
---------

This Agreement shall cover the Company's Business Covered, wherever losses may occur.


                                   ARTICLE IV
                                   ----------

EXCLUSIONS
----------

This Agreement shall not apply to and specifically excludes:

A.       Nuclear Incident, in accordance with the following clauses:

         1. Nuclear Incident Exclusion Clause - Liability - Reinsurance, attached hereto;

         2. Nuclear Incident Exclusion Clause-Physical Damage - Reinsurance, attached hereto;

B. Nuclear Energy Risks, in accordance with the Nuclear Energy Risks Exclusion clause attached hereto;

C. War Risks, in accordance with the War Risks Exclusion (Reinsurance) clause attached hereto;

D.       Insolvency and Financial Guaranty;

E.       Pools, Associations and Syndicates.

F.       Credit   default  swaps,   credit  derivatives,   collateralized   debt
         obligations, collateralized bond obligations and collateralized loan obligations. This exclusion shall not apply to trade credit business routinely underwritten by GE Frankona;

G. The G.E. Re reinsurance assumption from the Farmers Group shall be excluded from all Company and affiliated Company calculations hereon;

H.       Life Insurance and Reinsurance Coverages;

I.       Finite Aggregate Excess of Loss Whole Account Coverages;

J. Business underwritten by Luxembourg European Reinsurance Company and Irish European Reinsurance Company Ltd.

K. Exposures from direct insurance policies underwritten by the Company and Affiliated Companies for G.E. affiliates.


                                    ARTICLE V
                                    ---------

COVERAGE AND AGGREGATE LIMIT
----------------------------

A. Coverage - The Reinsurer shall indemnify the Company for X% Subject Ultimate Net Loss, in excess of X% of Subject Net Earned Premium (the "Retention") in accordance with the following Coverage Layers and subject to the Aggregate Limit in Section B.
         below:

         Layer 1 - Coverage for Layer 1 shall equal X% percent of Subject Net Earned Premium excess of the Retention.

         Layer 2 - Coverage for Layer 2 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.

         Layer 3 - Coverage for Layer 3 shall equal X% (X point X percent) of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.

         Layer 4 - Coverage for Layer 4 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.

         Layer 5 - Coverage for Layer 5 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium

         Layer 6 - Coverage for Layer 6 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.

B. Aggregate Limit - In no event shall the Reinsurer be liable for more than X% of Subject Net Earned Premium, subject to a maximum Aggregate Limit of $X million. Should the result of multiplying Subject Net Earned Premium by X% exceed $X million, each of the Layers of Coverage in A. above shall be reduced proportionately by multiplying each respective Layer of Coverage percentage of Subject Net Earned Premium by the lesser of X% or the result of dividing $X million by the result of multiplying Subject Net Earned Premium by X%.

                                   ARTICLE VI
                                   ----------

DEFINITIONS
-----------

A.       "Affiliated  Companies"  shall   mean   Coregis,  GE   Frankona,  First
         Specialty, GE Re, Medical Protective and Westport.

B. "Allocated Loss Adjustment Expense", as used in this Agreement, shall mean all expenditures by the Company made in connection with the disposition of a claim, loss or legal proceeding including but not limited to expenses of salvage and subrogation and legal expenses of litigation, investigation, negotiation, cost of bonds, court costs, Statutory Penalties, Prejudgment Interest or Delayed Damages and post-judgment interest. Allocated Loss Adjustment Expenses shall also include the Company's defense costs and legal expenses incurred in direct connection with legal actions, including but not limited to declaratory judgment actions, brought by any party to determine the Company's defense and/or indemnification obligations that are allocable only to policies and claims subject to this Agreement. Any declaratory judgment action expenses shall be deemed to have been fully incurred on the same date as the original claim (if any) giving rise to the action. Allocated Loss Adjustment Expense(s) shall also include legal expenses, including such expenses related to declaratory judgment actions, incurred in connection with Extra Contractual Obligations and Loss In Excess Of Original Policy Limits.

         Allocated Loss Adjustment Expenses shall not include the Company's office expenses and salaries of employees of the Company, except: 1) payments to attorneys on the Company's staff who are engaged in the investigation, litigation or settlement of claims, suits, legal proceedings or losses reinsured under this Agreement; 2) when the Company uses its own employees or officials, including claims personnel and engineers to settle losses, the Company shall be permitted to include a pro rata share of expenses incurred by and salaries related to such employees and officials, including claim personnel and engineers.

         The term "Prejudgment Interest or Delayed Damages" shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award or judgment whether or not made part of the settlement, verdict, award, or judgment.

         The Company warrants that Allocation of Loss Adjustment Expenses will remain consistent while the treaty is in force and/or the Reinsurer is at risk.

         The term "Statutory Penalties" shall mean fines imposed by statutes or laws.

C.       "Determination of Exceeding Plan" shall mean the following:

         The Company and all of its Affiliated Companies will be deemed to exceed Plan when the sum of the "Excess Non-Property Catastrophe
         Ultimate Net Loss" for the combined Company and all of its Affiliated Companies exceeds $X million in the aggregate.

         The Company and all of its Affiliated Companies will be deemed to be at or below Plan when the sum of the "Excess Non-Property Catastrophe Ultimate Net Loss" for the combined Company and all of its Affiliated Companies is equal to or less than $X million in the aggregate.

         "Excess   Non-Property   Catastrophe   Ultimate   Net  Loss"  -  Excess
         Non-Property Catastrophe Ultimate Net Loss for each individual company shall be determined by subtracting the lesser of a) or b), from c).

         a)     actual Non-Property Catastrophe Ultimate Net Loss or
         b)     the Plan Non-Property Catastrophe Ultimate Net Loss
         c) the actual Non-Property Catastrophe Ultimate Net Loss for each individual company.

         The actual Non-Property Catastrophe Ultimate Net Loss for each company shall equal the actual Non-Property Catastrophe Ultimate Net Loss Ratio multiplied by the actual Net Earned Premium for that company.

         Plan Non-Property Catastrophe Ultimate Net Loss for each company shall equal the Plan Non-Property Catastrophe Ultimate Net Loss Ratios in the table below multiplied by the actual Net Earned Premium for that company.

                                                 Non-Property
            Company and                        Catastrophe Plan
         Affiliated Companies               Ultimate Net Loss Ratios
         --------------------               ------------------------

         ERC                                         X%
         GE Re                                       X%
         GE Frankona                                 X%
         Medical Protective                          X%
         Westport                                    X%
         Coregis                                     X%
         First Specialty                             X%

         If there are individual companies that comprise the above table listings, then such individual company breakdown shall be used in lieu of the table listings and consolidated figures above.

D. "Net Earned Premium" shall mean net earned premium for both the Company and its Affiliated Companies combined which is estimated to be $X million. Net Earned Premium shall be net of all inuring reinsurances except for the six 2001 accident year whole account aggregate excess of loss reinsurances. Both assumed and ceded reinstatement premiums of the Company shall be included in the calculation of Net Earned Premium.

E. "Property Catastrophe Loss" - Property Catastrophe Loss as used in this Agreement shall mean property losses recorded by the Company and/or Affiliated Companies which involve two or more original policies as issued by the Company and/or Affiliated

         Companies and that, in respect of  USA  events,  are  assigned  a  "PCS
         Number"  by   Property  Claims Services,  or in respect of events other
         than  USA, are  designated  by Sigma as property catastrophes.

F. "Property Catastrophe Ultimate Net Loss Limitation" - Property Catastrophe Ultimate Net Loss Limitation shall equal X% of the Net Earned Premium of the combined Company and its Affiliated Companies, subject to a maximum of $X million, less all Non-Property Catastrophe Ultimate Net Losses in respect of the combined Company and its Affiliated Companies in excess of X% (estimate $X million) of the Net Earned Premium of the combined Company and its Affiliated Companies to the extent the Non-Property Catastrophe Ultimate Net Losses can be ceded to this Agreement. This limitation operates as a Subject Ultimate Net Loss priority for coverage whereby Non-Property Catastrophe Subject Ultimate Net Loss has priority of coverage over Property Catastrophe Ultimate Net Loss. This limitation shall only apply when the sum of Property Catastrophe Ultimate Net Losses plus Non-Property Catastrophe Ultimate Net Loss for the combined Company and its Affiliated Companies results in Subject Ultimate Net Losses for the Company in excess of the sum of the Retention and Aggregate Limit hereon.

         Should Property Catastrophe Ultimate Net Losses in excess of $X million (Plan amount) for the combined Company and its Affiliated Companies when added to Non-Property Catastrophe Ultimate Net Losses for the combined Company and its Affiliated Companies result in Subject Ultimate Net Losses for the Company in excess of the sum of the Retention and the Aggregate Limit, the ERC Company Property Catastrophe Ultimate Net Losses shall be eliminated first giving priority to the Affiliated Companies Property Catastrophe Ultimate Net Losses for Property Catastrophe Ultimate Net Losses.

         "Property Catastrophe Ultimate Net Loss for Underlying Six 2001 Accident Year Whole Account Aggregate Excess of Loss Coverages" - The Company shall include Property Catastrophe Ultimate Net Loss limitations within each of the property exposed six 2001 accident year whole account aggregate excess of loss coverages equal to the respective sum of budgeted catastrophe Ultimate Net Loss plus the underlying aggregate limit for each respective company (i.e, for GE Frankona, Property Catastrophe Ultimate Net Loss is limited to $X million, for GE Re $X million). Property Catastrophe Ultimate Net Losses are estimated to be $X million.

G. "Subject Net Earned Premium" shall mean the net earned premium of the Company only for the Term net of all other reinsurances (excluding this whole account coverage). Subject Net Earned Premium shall exclude the six assumed 2001 accident year whole account aggregate excess of loss coverages. Subject Net Earned Premium is estimated to be $X million. Subject Net Earned Premium shall include all other business except for the six 2001 accident year whole account aggregate excess of loss coverages written by the Company in respect of the Company's Affiliated Companies. Both assumed and ceded reinstatement premiums of the Company shall be included in the calculation of Subject Net Earned Premium.

H.       "Subject  Ultimate Net Loss" shall  mean  the  aggregate sum of amounts paid or payable by the Company on its net retained liability (including ultimate net loss in respect of the six assumed 2001 accident year aggregate excess of loss coverages written by the Company in respect of the Company's Affiliated Companies) in settlement of losses, including Allocated Loss Adjustment Expenses, in respect of Business Covered during the Term, plus reserves for outstanding losses and Allocated Loss Adjustment Expenses, including reserves for incurred but not reported claims, X% of liability for Loss in excess of Original Policy Limits and X% of liability for Extra Contractual Obligations emanating from underlying contracts of the Company's clients.

         Subject Ultimate Net Loss shall be net of inuring reinsurances, whether collectible or not, except as provided below, and all salvages and recoveries credited to the Company's net retention; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of
         Article XXIV , Insolvency. Nothing herein shall be construed to mean that losses under this Agreement are not recoverable until the Company's Subject Ultimate Net Loss has been ascertained.

         Expected Subject Ultimate Net Loss is estimated to be $X million.

I. "Ultimate Net Loss" shall mean the aggregate sum of amounts paid or payable by each Company and its Affiliated Companies on their net retained liability, excluding, for the Company, the ultimate net loss in respect of the 2001 accident year whole account aggregate excess of loss coverages written by the Company in respect of the Company's Affiliated Companies, in settlement of losses, including Allocated Loss Adjustment Expenses, in respect of Business Covered during the Term, net of all reinsurances ceded except for this Reinsurance Agreement and the six 2001 accident year whole account aggregate excess of loss reinsurances ceded from the Affiliated Companies and assumed by the Company.

         The  combined  Ultimate   Net Loss of the  Company  and its  Affiliated
         Companies is estimated to be $X million.

J. Underlying Aggregate Limit and Retention for each Affiliated Company shall mean the amounts in the table below:

                                                                Ultimate Net
                                   Amounts in ($000,s)           Loss Ratios
         Affiliated Company        Aggregate Limit           Aggregate Retention
         ------------------        ---------------           -------------------

         GE Re                             X                          X%
         GE Frankona                       X                          X%
         Medical Protective                X                          X%
         Westport                          X                          X%
         Coregis                           X                          X%
         First Specialty                   X                          X%

                                   ARTICLE VII
                                   -----------

NET RETAINED LINES
------------------

This Agreement applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount and amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

The amount to be retained for the Company's own account shall also be reduced by any loss recoveries in respect of corporate Errors and Omissions and Directors' and Officers' insurance coverages.

The amount of the Reinsurer's liability under this Agreement in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer, whether specific or general, any amounts which may have become due from such other reinsurer, whether such inability arises from the insolvency of such other reinsurer or otherwise.

The same above methodology as respects the Company shall also apply to Affiliated Companies.


                                  ARTICLE VIII
                                  ------------

REINSURANCE  LAYER   PREMIUMS,  PROPERTY   CATASTROPHE   PREMIUMS,  NON-PROPERTY
--------------------------------------------------------------------------------
CATASTROPHE SUBJECT ULTIMATE NET LOSS PREMIUMS, SPECIAL RETURN  PREMIUM, SPECIAL
--------------------------------------------------------------------------------
FEE  AND REINSURER'S MARGIN
---------------------------

The following are all the Premiums:

A. Reinsurance Layer Premiums - The Company shall pay to the Reinsurer, via credit to the Funds Withheld Profit Sharing Account, at January 1, 2001, the following Reinsurance Layer Premiums:

         Layer 1 - Layer 1 Reinsurance Premium shall equal X% of Subject Net Earned Premium, subject to a maximum Layer 1 Reinsurance Premium of $X million.

         Layer 2 - Layer 2 Reinsurance Premium shall equal X% of ceded Subject Ultimate Net Loss, if any, to Layer 2, subject to a maximum Layer 2 Reinsurance Premium of X% of Subject Net Earned Premium.

         Layer 3 - Layer 3 Reinsurance Premium shall equal X% of ceded Subject Ultimate Net Loss, if any, to Layer 3, subject to a maximum Layer 3 Reinsurance Premium of X% of Subject Net Earned Premium.

         Layer 4 - Layer 4 Reinsurance Premium shall equal X% of ceded Subject Ultimate Net Loss, if any, to Layer 4, subject to a maximum Layer 4 Reinsurance Premium of X% of Subject Net Earned Premium.

         Layer 5 - If the Company and all of its Affiliated Companies exceed Plan, as per the Determination of Exceeding Plan Definition in Article VI, Section C., then Layer 5 Reinsurance Premium shall equal X% of ceded Subject Ultimate Net Loss, if any, to Layer 5, subject to a maximum Layer 5 Reinsurance Premium of X% of Subject Net Earned Premium.

         If the Company and all of its Affiliated Companies are at or below Plan, as per the Determination of Exceeding Plan Definition in Article VI., Section C., then Layer 5 Reinsurance Premium shall equal X% of ceded Subject Ultimate Net Loss, if any, to Layer 5, subject to a maximum Layer 5 Reinsurance Premium of X% of Subject Net Earned Premium.

         Layer 6 - Layer 6 Reinsurance Premium shall equal X% of ceded Subject Ultimate Net Loss, if any, to Layer 6, subject to a maximum Layer 6 Reinsurance Premium of X% of Subject Net Earned Premium.

         All Reinsurance Layer Premiums shall be calculated quarterly, 60 (sixty) days in arrears from each calendar quarter end. All Reinsurance Layer Premiums shall be deemed credited to the Funds Withheld Account at January 1, 2001.

B. Property Catastrophe Premiums - If the Company and all of its Affiliated Companies exceed Plan, as per the Determination of Exceeding Plan Definition in Article VI, Section C., then the Company shall pay to the Reinsurer a Property Catastrophe Premium, by credit to the Funds Withheld Profit Sharing Account, at January 1, 2001. Property Catastrophe Premium shall equal the sum of the results of applying the rates to the values in the following tables:


         1.        ERC Company Only                   Gross        Gross Maximum
                Subject Property Cat. UNL           Additional       Additional
                in excess of $X million              Premium           Premium
                 for ERC, in millions                 Rate           In Millions
                -------------------------           ----------     -------------
                 from           up to & including

                  $X       to       $X                  X%               $X
                  $X       to       $X                  X%               $X
                  $X       to       $X                  X%               $X
                  $X       to       $X                  X%               $X
                  $X       to       $X                  X%               $X
                  $X       to       $X                  X%               $X
                                                                         --
                  Total Maximum                                          $X
                                                                         ==



          plus

          2.         Affiliated Companies
                      Property Cat. UNL                 Gross      Gross Maximum
                    in excess of $X million           Additional     Additional
                  for all Affiliated Companies         Premium         Premium
                         in millions                    Rate         In Millions
                  ----------------------------        ----------   -------------
                  from            up to & including

                  $X       to       $X                   X%              $X
                  $X       to       $X                   X%              $X
                  $X       to       $X                   X%              $X
                  $X       to       $X                   X%              $X
                  $X       to       $X                   X%              $X
                  $X       to       $X                   X%              $X
                                                                         --
                  Total Maximum                                          $X
                                                                         ==

                  The amounts for Property Catastrophe Ultimate Net Losses shall, for purposes of the above tables, only include such Property Catastrophe Ultimate Net Losses in excess of respective plan Ultimate Net Losses that are not excluded from Ultimate Net Losses as a result of the Property Catastrophe Ultimate Net Loss Limitation provision, per
                  Article VI, Section E. For purposes of applying the Property Catastrophe Additional Premium rates, should Property Catastrophe Ultimate Net Losses in excess of $X million plan for the combined Company and its Affiliated Companies when added to Non-Property Catastrophe Subject Ultimate Net Losses exceed the Aggregate Limit, the ERC Company Property Catastrophe Ultimate Net Losses shall be eliminated first giving priority to the Affiliated Companies Property Catastrophe Ultimate Net Losses for Property Catastrophe Ultimate Net Losses and the Property Catastrophe Premium table.

         Property Catastrophe Premiums shall be calculated quarterly, 60 (sixty) days in arrears from each calendar quarter end. Property Catastrophe Premiums shall be deemed credited to the Funds Withheld Account at January 1, 2001.

C. Non-Property Catastrophe Ultimate Net Loss Premiums - The Company shall pay to the Reinsurer, via credit to the Funds Withheld Profit Sharing Account, at January 1, 2001, a Non-Property Catastrophe Ultimate Net Loss Premium equal to the result of applying actual Non-Property Catastrophe Ultimate Net Losses in excess of the plan Non-Property
         Catastrophe Ultimate Net Losses in respect of GE Frankona only, against the rates in the table below. Plan Non-Property Catastrophe Ultimate Net Loss shall equal X% of GE Frankona's underlying Net Earned Premium (which is estimated to equal $X million). GE Frankona's Net Earned Premium shall be gross of premiums in respect of their 2001 accident year whole account aggregate excess of loss coverage with the Company, but net of all other inuring reinsurances.

                Extra Non-Property Cat
                 Ultimate Net Loss
            above the GE Frankona Plan                Gross         Incremental
                       from-to                       Premium       Gross Premium
                     In Millions                      Rate          In Millions
            --------------------------               -------       -------------
                from         up to & including

                $X   to    $X                           X%               $X
                $X   to    $X                           X%               $X
                $X   to    $X                           X%               $X
                $X   to    $X                           X%               $X
                $X   to    $X                           X%               $X
                $X   to    $X                           X%               $X
                                                                         --
                Total Maximum                                            $X
                                                                         ==

         Non-Property Catastrophe Ultimate Net Loss Premiums shall be calculated quarterly, 60 (sixty) days in arrears from each calendar quarter end. Non-Property Catastrophe Ultimate Net Loss Premiums, if any, shall be deemed credited to the Funds Withheld Account at January 1, 2001.

D. Special Return Premium - If ceded Subject Ultimate Net Loss is less than $X million, then the Company is entitled to a Special Return Premium. The Special Return Premium is payable upon the final settlement of ceded Subject Ultimate Net Loss or Commutation, whichever occurs earlier. The Special Return Premium is payable from the Funds Withheld Profit Sharing Account until depleted and thereafter from other funds of the Reinsurer. The Special Return Premium shall be equal to the result of subtracting the product of X% of ceded Subject Ultimate Net Loss from the result of aggregate
         Reinsurance Premiums less Ceding Commissions due hereon less the portion of Reinsurer's Margin due as of January 1, 2001. The Special Return Premium may not be less than zero.

E. Special Fee - The Company shall pay the Reinsurer a Special Fee, in addition to all other Premiums, payable at each time when Subject Ultimate Net Losses are deemed paid via offset to the Funds Withheld Profit Sharing Account. The Special Fee shall equal the Federal Excise Tax reimbursement rate, which would be applicable to non-U.S. (alien) reinsurers subject to Federal Excise Tax, applied to all respective Premiums deemed paid, via offset against Subject Ultimate Net Loss settlements due from the Reinsurer. Such Special Fee shall be paid to the Reinsurer in cash and shall not be deducted from the Funds Withheld Profit Sharing Account.

F. Reinsurer's Margin - The Company shall pay the Reinsurer a Reinsurer's Margin of $X million on January 1, 2001.

         In addition to the above, the Company shall pay the Reinsurer annually, a Reinsurer's Margin equal to the result of multiplying X basis points by the amount which the ceded outstanding portion of Subject Ultimate Net Loss exceeds the Funds Withheld Profit Sharing Account at each respective year end. Such Reinsurer's Margin shall be paid by March 31st of each succeeding year. All Subject Ultimate Net Loss ceded under this Agreement shall be deemed ceded in the 2001 calendar year, for purposes of calculating Reinsurer's Margins that the Reinsurer is entitled to. There shall be no interest in respect of such Reinsurer's Margin. Such Reinsurer's Margin shall be deducted from the Funds Withheld Profit Sharing Account as of January 1, 2001.


                                   ARTICLE IX
                                   ----------

CEDING COMMISSION
-----------------

The Reinsurer shall allow the Company a Ceding Commission equal to X% of Reinsurance Layer Premiums, X% of Property Catastrophe Premiums and X% of Non-Property Catastrophe Subject Ultimate Net Loss Premiums.

Ceding Commission shall be debited from the Funds Withheld Profit Sharing Account as respective Premiums are credited.


                                    ARTICLE X
                                    ---------

MAINTENANCE FEES
----------------

If this Agreement is not commuted on or before June 30, 2011, then the Company shall pay to the Reinsurer, as per the table below, in addition to all Premium, a $X million Maintenance Fee payable at the beginning of each calendar quarter until this Agreement is commuted. Maintenance Fees are payable in accordance with the following table:


                                                                                Percentage of $X million
                                                                                   Maintenance Fee
                                            Percentage of $X million               Credited to the
                                                Maintenance Fee                    Funds Withheld
For the Entire Period:                       Paid to the Reinsurer:             Profit Sharing Account:
----------------------                       ----------------------             -----------------------
July 1, 2011 - June 30, 2012                           X%                                 X%
July 1, 2012 - June 30, 2013                           X%                                 X%
July 1, 2013 - June 30, 2014                           X%                                 X%
July 1, 2014 - June 30, 2015                           X%                                 X%
July 1, 2015 - June 30, 2016 & thereafter              X%                                 X%



Notwithstanding the above, if the Company and its Affiliated Companies are at or below plan for Non-Property Catastrophe Ultimate Net Losses, as per the Determination of Exceeding Plan Definition in Article VI., Section C., then the above Maintenance Fees shall not be paid to the Reinsurer or credited to the Funds Withheld Profit Sharing Account.

                                   ARTICLE XI
                                   ----------

CURRENCY
--------

Whenever the word "Dollars" or the sign "$" appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


                                   ARTICLE XII
                                   -----------

TAXES
-----

A. In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than income or profit tax returns, to any state or territory of the United States of America or to the District of Columbia.

B. The Company shall be responsible for any and all Federal Excise Tax arising out of this Agreement. Such Federal Excise Tax shall not be considered premium or impact the Funds Withheld Profit Sharing Account hereon. Federal Excise Tax is only applicable in respect of non-U.S. Reinsurers which are subject to Federal Excise Tax. In such instance, the Company shall be liable for Federal Excise Tax.


                                  ARTICLE XIII
                                  ------------

ACCOUNTS, REMITTANCES AND LOSS SETTLEMENTS
------------------------------------------

A. Within 60 (sixty) days following the end of each calendar quarter, beginning with the quarter ending December 31, 2001, the Company shall report to the Reinsurer the amount of:

1.       Cumulative Subject Net Earned Premium;

2.       Cumulative Subject Ultimate Net Loss paid;

3.       Subject Ultimate Net Loss outstanding;

4.       Ceded Subject Ultimate Net Loss paid and incurred under this Agreement;

5.       Reinsurance  Layer   Premiums,   Property   Catastrophe   Premiums  and
         Non-Property Catastrophe Ultimate Net Loss Premiums calculations, in accordance with Article VIII;

6. Funds Withheld Profit Sharing Account calculations and balance, in accordance with Article XIII.

         Reports shall continue until final settlement of all losses or Commutation, in accordance with Article XIX.

B. Within 60 (sixty) days following the end of each calendar quarter, beginning with the quarter ending December 31, 2001, the Company shall report to the Reinsurer the amount of the following by each Affiliated
         Company:

         1.     Net Earned Premium;

         2. Paid and Outstanding, including Incurred But Not Reported, Property Catastrophe Ultimate Net Loss;

         3. Paid and Outstanding, including Incurred But Not Reported, Non-Property Catastrophe Ultimate Net Loss;

         4. Paid and Outstanding, including Incurred But Not Reported, Total Ultimate Net Loss;

         5. Paid and Outstanding, including Incurred But Not Reported, Ultimate Net Loss ceded to the Company.

         Reports shall continue until final settlement of all losses or Commutation, in accordance with Article XIX.

C. The Company has the right to cede X dollars of any Subject Ultimate Net Loss under this Agreement. However, should the Company choose to cede Subject Ultimate Net Loss herein, it must fully cede all Subject Ultimate Net Loss or cede Subject Ultimate Net Loss in accordance with the paragraph below, in respect of Business Covered.

         The Company shall have the unilateral right to elect partial cession of ceded Subject Ultimate Net Loss under this Agreement, up to a cumulative amount of partial cession equal to X% of ceded Subject Ultimate Net Loss. Such cession shall be on pro rata basis in respect of subject loss in excess of the Retention. Any cession or cumulative cession of Subject Ultimate Net Loss in excess of X% of Subject Ultimate Net Loss shall require the cession of X% of Subject Ultimate Net Loss. The Company shall retain net the difference between X% of otherwise applicable ceded Subject Ultimate Net Losses and the percentage elected for cession.
         Once the Company has elected an Ultimate Net Loss cession to be made, the Ultimate Net Loss cession shall only be reduced in the event that Subject Ultimate Net Loss decreases by such amount for the reduction or by full or partial Commutation, as per Article XIX.

D. Remittance of premium amounts shall be due and payable in accordance with Article VIII.

E. Settlement of Subject Ultimate Net Loss paid in excess of the Retention shall be made by the Reinsurer to the Company quarterly within 30 (thirty) days of receipt of the report by the Reinsurer or 90 (ninety) days after the end of the quarter, whichever occurs later. Subject to the Reinsurer's Aggregate Limit, settlement shall be made first from the Funds Withheld Profit Sharing Account until depleted, and thereafter from other funds of the Reinsurer.

F. In the event of a material Commutation or lump sum or structured settlement of any agreement by the Company which results in the payment of ceded Subject Ultimate Net Loss prior to the time required had such event not occurred, then the Subject Ultimate Net Loss, Retention and ceded Subject Ultimate Net Loss shall be determined as if such event had not occurred.

         For purposes of this provision, any one Commutation or lump sum or structured settlement event or aggregate of these events, which accumulate to actual payments totaling $X or more shall be deemed to be material.

         The analysis to determine the Subject Ultimate Net Loss, Retention, ceded Subject Ultimate Net Loss and payout pattern which would have occurred will be calculated by the Company and be subject to the Reinsurer's agreement. If the Reinsurer does not agree with the Company's calculations, then the analysis will be performed by an independent actuarial firm which is mutually acceptable to both parties. The Reinsurer and the Company will equally bear the costs of such analysis and the results of such analysis shall be binding in determining the Subject Ultimate Net Loss, Retention, ceded Subject Ultimate Net Loss and payout pattern.


                                   ARTICLE XIV
                                   -----------

FUNDS WITHHELD PROFIT SHARING ACCOUNT
-------------------------------------

The Company shall maintain a Funds Withheld Profit Sharing Account comprised of following cumulative amounts:

         1.     Reinsurance Layer Premiums; plus

         2.     Property Catastrophe Premiums; plus

         3.     Non-Property Catastrophe Ultimate Net Loss Premiums; plus

         4.     Maintenance Fees credited; less

         5.   Special Return Premiums; less

         6.   Reinsurer's Margin paid; less

         7.   Ceded Subject Ultimate Net Loss when due by the Reinsurer; less

         8.   Ceding Commission when due by the Reinsurer; less

         9.   Commutation settlement; plus

         10.   Interest Credit.

Reinsurance Layer Premiums, Property Catastrophe Premiums and Non-Property Catastrophe Subject Ultimate Net Loss Premiums shall be deemed to be payable and credited to the Funds Withheld Profit Sharing Account as of January 1, 2001 for Interest Credit purposes hereon.

The Company shall calculate and report the balance of the Funds Withheld Profit Sharing Account to the Reinsurer within 60 (sixty) days from the end of each calendar quarter.


                                   ARTICLE XV
                                   ----------

INTEREST CREDIT
---------------

At the end of each calendar quarter, the Company shall credit the Funds Withheld Profit Sharing Account with an Interest Credit determined by multiplying the average daily balance of the Funds Withheld Profit Sharing Account during the preceding quarter by X% to achieve an effective X% annual yield.

Interest Credit shall continue even in the event of the Company's insolvency.


                                   ARTICLE XVI
                                   -----------

EXCESS OF POLICY LIMITS
-----------------------

A. This Agreement shall protect the Company, within the limits hereof, for X% of loss in excess of the limit of its original Reinsurance Agreements and insurance policies, such loss in excess of the limit having been incurred because of failure by it to settle within the Reinsurance Agreement or insurance policy limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

         However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense, or settlement of any claim covered hereunder.

         For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Reinsurance Agreement or insurance policy.

B. This Agreement shall protect the Company for X% of its share of loss in excess of policy limits emanating from the underlying policies or contracts attaching to the Company's Reinsurance Agreements or insurance policies.


                                  ARTICLE XVII
                                  ------------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------

A. This Agreement shall protect the Company, within the limits hereof, for X% of any Extra Contractual Obligations. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of the Company's original Reinsurance Agreements and insurance policies and which arise from the handling of any claim on Business Covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Reinsurance Agreement or insurance policy limit, or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

         The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss event.

         However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

B. This Agreement shall protect the Company for X% of its share of Extra Contractual Obligations emanating from the underlying policies or
         contracts   attaching  to  the  Company's  Reinsurance   Agreements  or
         insurance policies.


                                  ARTICLE XVIII
                                  -------------

OFFSET
------

The Company or the Reinsurer shall have and may exercise, at any time and from time to time, the right to offset any balance or balances whether on account of Reinsurance Layer Premiums, Property Catastrophe Premiums, Non-Property Catastrophe Ultimate Net Loss Premium, Special Return Premiums, Ceding Commissions, Interest Credit or on account of ceded Subject Ultimate Net Losses paid, or otherwise any amounts due from one party to the other party hereto under the terms of this Agreement.

                                   ARTICLE XIX
                                   -----------

COMMUTATION
-----------

A. The Company shall have the sole option to fully commute this Agreement at any calendar quarter end after the expiration of the Term of this Agreement subject to the balance of the Funds Withheld Profit Sharing Account being greater than $X. Should the balance of the Funds Withheld Profit Sharing Account be equal to or below $X, then Commutation shall not be available.

          Upon the Company's election to commute, the Reinsurer shall pay to the Company the lesser of:

         1.     The  existing  value  of   the  Funds  Withheld  Profit  Sharing
                Account as of the Commutation date; or

         2.     The   present  value  of   ceded   Subject  Ultimate   Net  Loss
                outstanding as of the Commutation date, as determined by the Company.

         Such payment, together with any Profit Sharing payment, shall constitute a full and final settlement of all liability under this Agreement, and the Reinsurer will thereby be released from all current and future liability under this Agreement.

B. The Company shall also have the right to elect Partial Commutation at any calendar quarter end after the expiration of the Term of this Agreement, up to a cumulative Commutation of X% of ceded Subject Ultimate Net Loss. Upon the Company's election of Partial Commutation, the Reinsurer shall pay the lesser of:

         1. The existing value of the Funds Withheld Profit Sharing Account, calculated on a pro rated basis, as of the Partial Commutation date; or

         2.     The   present  value   of  ceded  Subject   Ultimate  Net   Loss
                outstanding, calculated on a pro rated basis, as determined by the Company.

         Cumulative Partial Commutation in excess of X% of ceded Subject Ultimate Net Loss shall require the Commutation of X% of ceded Subject Ultimate Net Loss.

C. Commutation payments in accordance with this Article shall be deducted from the Funds Withheld Profit Sharing Account.

                                   ARTICLE XX
                                   ----------

PROFIT SHARING
--------------

The Reinsurer shall pay to the Company, by debit to the Funds Withheld Profit Sharing Account, X% of the residual balance, if any, of the Funds Withheld Profit Sharing Account upon final payment of ceded Subject Ultimate Net Loss or Commutation. Payment of Profit Sharing shall constitute a full and final settlement of any liability under this Agreement and the Reinsurer shall be released from all current and future liability under this Agreement.


                                   ARTICLE XXI
                                   -----------

CHANGE IN ADMINISTRATIVE PRACTICES/CHANGE IN OWNERSHIP
------------------------------------------------------

The Company agrees not to materially change its claims handling procedures, or procedures for payment of claims in any manner from that in effect at the inception of this Agreement which materially affects this Agreement or the obligations of the parties hereunder, unless the Company has received the prior written approval of the Reinsurer to such changes pursuant to the provisions of this Article, such approval not to be unreasonably withheld.

In the event the Company changes its claims handling procedures, or procedures for payment of claims or experiences a change in ownership, the Company shall notify the Reinsurer in writing of such changes and give the Reinsurer the opportunity to review such changes and determine whether any revisions are required to this Agreement. In the event the Reinsurer determines that this Agreement needs to be revised and the Company and the Reinsurer fail to agree on acceptable changes within 60 (sixty) days of such determination, an independent actuarial firm shall be hired to determine the Subject Ultimate Net Loss, Allocated Loss Adjustment Expenses, and/or Subject Net Earned Premium for the purposes of this Agreement.

Furthermore, in the event of an administrative or claims handling practice of any insurance contract or other arrangement by the Company with one or more of its insureds or reinsureds which will have the effect, in the opinion of the Reinsurer, of a material change in the anticipated settlement pattern of losses hereunder, then for purposes of settlement hereunder, losses related to such policies shall be reported as though such change or arrangement had not occurred. Such determination shall be made with the concurrence of both parties hereto, subject to an independent actuarial analysis if agreement cannot be reached. The cost of any such actuarial work as hereinabove specified shall be shared equally by both parties.


                                  ARTICLE XXII
                                  ------------

ERRORS AND OMISSIONS
--------------------

Any inadvertent delay, omission or error shall not be held to reliever either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

                                  ARTICLE XXIII
                                  -------------

ACCESS TO RECORDS
-----------------

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records, and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith.


                                  ARTICLE XXIV
                                  ------------

INSOLVENCY
----------

A. In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer (on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Reinsurer) to the Company or to its liquidator, receiver, or statutory successor, except as provided by section 4118A of the New York insurance law or except:

         1) Where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company; and

         2) Where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

B. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums, which may be or may become due to the Company under this Agreement, any sums which are due to the Reinsurer by the Company under this Agreement and which are payable at a fixed or stated date, as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

                                   ARTICLE XXV
                                   -----------

ARBITRATION
-----------

A.       As  a  condition  precedent to  any  right  of action hereunder, if any dispute  shall  arise  between  the  Company  and  the  Reinsurer  with reference to the formation or validity of this Agreement, the interpretation of this Agreement or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within 30 (thirty) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 (thirty) days of their appointment, each of them shall name two, of whom each shall decline one and the decision shall be made by the American Arbitration Association. All arbitrators shall be active or retired disinterested executive officers of insurance or reinsurance companies not under the management or control of either party to this Agreement.

B. The arbitrators are relieved of all judicial formalities and may abstain from following the strict rules of law; they shall make their award with a view to effecting the general purpose of this Agreement in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within 30 (thirty) days of the appointment of the third arbitrator. The arbitrators shall render a decision within 30 (thirty) days of the close of the arbitration hearing. The arbitrators are precluded from awarding any treble, punitive or exemplary damages, however so denominated.

C.       The decision in  writing of  any two  arbitrators, when filed  with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in Overland Park, Kansas unless some other place is mutually agreed upon by the Company and the Reinsurer.


                                   ARTICE XXVI
                                   -----------

LOSS RESERVE FUNDING
--------------------

(This Article applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

It is agreed that when the Company files with the Insurance Department or establishes reserves for claims covered and unearned premium hereunder, as required by law, the Company shall forward to the Reinsurer a statement showing the proportion of such loss and unearned premium reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, with a minimum term of one year, that is issued or confirmed, and presentable and payable in the United States by any bank or trust company, and is in a format acceptable to the governmental authority having jurisdiction over the Company's reserves, in an amount equal to the Reinsurer's proportion of such loss and unearned premium and commission reserves which exceed the Funds Withheld Profit Sharing Account balance.

The Company and the Reinsurer agree that the Letter of Credit provided by the Reinsurer under this provision may be drawn upon at any time, notwithstanding any other provisions in this Agreement, including without limitation by any liquidator, rehabilitator, receiver or conservator of such Company for the following purposes:

       1) to reimburse the Company for the Reinsurer's share of Subject Ultimate Net Loss paid by the Company under the Reinsurance Agreements reinsured under this Agreement and which have not been otherwise paid;

       2) to reimburse the Company for the Reinsurer's share of premium returned under the Reinsurance Agreement reinsured under this Agreement on account of cancellation of such Reinsurance Agreements;

       3) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for amounts ceded under this Agreement. Such cash deposits shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer. Such amount shall include, but not be limited to amounts for reserves for claims and losses incurred, including losses incurred but not reported, allocated loss adjustment expenses, and unearned premiums;

       4) to pay any other amounts the Company claims are due under this Agreement;

       5) to return any amounts drawn down on Letters of Credit in excess of the actual amounts required for (1), (2) and (3) above, or in case of (4) above, any amounts which are subsequently determined not to be due.

All of the foregoing should be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

The designate bank shall have no responsibility whatsoever in connection with the proprietary of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.

The Company agrees to pay the actual costs of obtaining any such Letter of Credit for amounts up to, but not exceeding, X basis points times the time weighted annual average face amount of such Letter of Credit. The Reinsurer shall provide documentation of the charges from the bank or trust company which issues the Letter of Credit and the Company shall have the option to pay the bank or trust company directly or to reimburse the Reinsurer for such costs.

                                  ARTICLE XXVII
                                  -------------

GOVERNING LAW
-------------

This Agreement shall be governed as to performance, administration, and interpretation by the laws of the State of New York, exclusive of the rules with respect to conflicts of law, and except as to rules with respect to credit for reinsurance in which case the rules of all applicable states shall apply. Notwithstanding the foregoing, however, this Article does not govern or affect in any way the basis for any decision or award of an arbitration panel acting pursuant to the Article XXIII.


                                 ARTICLE XXVIII
                                 --------------

INTERMEDIARY
------------

Pegasus Advisors - Towers Perrin Reinsurance is hereby recognized as the Intermediary negotiating this Treaty for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, allocated loss adjustment expense, salvages and loss settlements) relating hereto shall be transmitted to the Company or the Reinsurer through Pegasus Advisors - Towers Perrin Reinsurance, Forestal Centre, 175 Powder Forest Drive, Weatogue, CT 06089. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

                       INTERESTS AND LIABILITIES AGREEMENT

                                     To the

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT
                            Effective January 1, 2001

            (hereinafter referred to as the "Reinsurance Agreement")

                                     between

                        EMPLOYERS REINSURANCE CORPORATION

                   (hereinafter referred to as the "Company")

                                       and

             NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

            (hereinafter referred to as the "Subscribing Reinsurer")





It is hereby mutually agreed that the Subscribing Reinsurer shall have a X% share in the interests and liabilities as set forth in the captioned Reinsurance Agreement. The share of the Subscribing Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.


In  Witness  Whereof,   the  parties  hereto  have  caused  this  Interests  and
Liabilities Agreement to be signed in triplicate by their duly authorized representatives.


Signed this   1   day of October, 2001,
For and on behalf of Employers Reinsurance Corporation

By:           Jeffrey J. Cooper
           ---------------------

Title:          Vice President
           ---------------------

Signed this   27th   day of  September, 2001,
For and on behalf of National Union Fire Insurance Company of Pittsburgh, PA

By:           Robert J. Coords
           --------------------

Title:        Attorney-In-Fact
           --------------------